                                                                     EXHIBIT 4.7

         FIRST SUPPLEMENTAL INDENTURE, dated as of December 3, 1997 (this "First Supplemental Indenture"), among ACME METALS INCORPORATED, a Delaware corporation (the "Company"), ACME PACKAGING CORPORATION, ACME STEEL COMPANY, ALPHA TUBE CORPORATION, ALTA SLITTING CORPORATION, each a Delaware corporation, ACME STEEL COMPANY INTERNATIONAL, INC., a Barbados corporation, ALABAMA METALLURGICAL CORPORATION, a Washington corporation, UNIVERSAL TOOL AND STAMPING CO. INC., an Indiana corporation (collectively, the "Guarantors") and State Street Bank and Trust Company (as successor to Shawmut Bank Connecticut) as trustee (the "Trustee").

                              W I T N E S S E T H:

         WHEREAS, the Company, the Guarantors and the Trustee are parties to that certain Indenture dated as of August 11, 1994 (the "Original Indenture"), pursuant to which the Company issued its 13 1/2% Senior Secured Discount Notes due 2004 (the "Securities"); and

         WHEREAS, Section 9.02 of the Original Indenture provides that the Company, the Guarantors and the Trustee may, with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities, amend or supplement the Original Indenture; and

         WHEREAS, the Company has requested the Trustee and the Guarantors to enter into this First Supplemental Indenture for the purpose of amending the Original Indenture; and

         WHEREAS, the Trustee has received consents to such amendments from the Holders of not less than a majority in principal amount of the outstanding Securities; and

         WHEREAS, all other acts and things necessary to constitute these presents a valid and binding supplemental indenture according to its terms have been done and performed, and the execution of this First Supplemental Indenture (the Original Indenture, as amended by this First Supplemental Indenture, being hereinafter called the "Indenture") has in all respects been duly authorized, and the Company and the Guarantors, in the exercise of the legal rights and powers vested in them, each executes this First Supplemental Indenture.

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

         That, for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

SECTION 1.01. Definitions.

         Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Original Indenture.

                                   ARTICLE TWO

                           AMENDMENT OF THE INDENTURE

SECTION 2.01  Deletion of Certain Provisions.

         Each of the following provisions of the Original Indenture is hereby deleted and eliminated in its entirety, without any redesignation of any other provision of the Original Indenture:

                                                                     EXHIBIT 4.7


                  Section 1.01. Definitions of the following terms:
                           "Consolidated Cash Flow Available for Fixed Charges" "Consolidated Fixed Charges"
                           "Consolidated Net Income"
                           "Consolidated Tangible Net Worth"
                           "Permitted Indebtedness"
                           "Restricted Investment"
                           "Restricted Payment"
                           "Special Stock Purchase Warrants"
                  Section 4.03
                  Section 4.04
                  Section 4.07
                  Section 4.14
                  Section 4.16
                  Section 4.17
                  Section 4.20
                  Section 4.21

   All references in the Original Indenture, as amended by Section 2.01, to any of the provisions deleted and eliminated as provided above shall also be deemed deleted and eliminated.

SECTION 2.02.     Amendment of Section 1.01.

       (a)        The definition of the term "Applicable Portion" in Section
1.01 of the Original Indenture is hereby amended to read in its entirety as follows:

       "Applicable Portion" with respect to any Available Proceeds Amount shall mean such Available Proceeds Amount times a fraction the numerator of which shall be (a) if the Unapplied Proceeds Offer Payment Date is prior to August 1, 1997, the Accreted Value of the then outstanding Securities through such payment date or (b) if the Unapplied Proceeds Offer Payment Date is on and after August 1, 1997 the aggregate principal amount of Securities then outstanding plus all accrued and unpaid interest thereon to the Unapplied Proceeds Offer Payment Date and the denominator of which shall be the sum of (x) such amount in either (a) or (b) as applicable and (y) the aggregate principal amount of the then outstanding Senior Secured Notes plus all accrued and unpaid interest thereon to the Unapplied Proceeds Offer Payment Date and (z) the aggregate principal amount of Loans (as such term is defined in the Term Loan Agreement), and all other Indebtedness ranking pari passu with the Securities permitted under clause (xi) of the definition of "Permitted Liens," then outstanding plus all accrued and unpaid interest on such Loans and other Indebtedness to the Unapplied Proceeds Offer Payment Date.

       (b) The definition of the term "Permitted Liens" in Section 1.01 of the Original Indenture is hereby amended to read in its entirety as follows:

       "Permitted Liens" means (i) Liens existing on the Issue Date to the extent specifically permitted in the appropriate Security Document, (ii) Liens securing Indebtedness collateralized by Property of, or any shares of stock of or debt of, any corporation existing at the time such corporation becomes a Subsidiary of the Company or at the time such corporation is merged into the Company or any of its Subsidiaries; provided that such Liens are not incurred in connection with, or in contemplation of, such corporation becoming a Subsidiary of the Company or merging into the Company or any of its Subsidiaries, (iii) Liens securing Refinancing Indebtedness used to refund, refinance or extend Indebtedness referred to in the preceding clause (ii); provided that any such Lien does not extend to or cover any Property, shares or debt other than the Property, shares or debt securing the Indebtedness so refunded, refinanced or extended, (iv) Liens on Collateral of the Company or any of its Subsidiaries acquired after the Issue Date securing industrial revenue or pollution control or other tax exempt bonds issued in connection with the acquisition or refinancing of such Property, (v) Liens to secure certain Indebtedness that is otherwise permitted under

                                                                     EXHIBIT 4.7

       this Indenture and that is used to finance the cost of Property of the Company or any of its Subsidiaries acquired after the Issue Date; provided that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such Property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs, (c) the Indebtedness secured by such Lien is incurred by the Company or its Subsidiary within 90 days of the acquisition of such Property by the Company or its Subsidiary, as the case may be, (d) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item, (e) no Net Cash Proceeds derived from Collateral are used to fund all or any portion of the cost of acquisition of such Property, and (f) except as otherwise permitted herein, no Liens at any time may encumber assets which comprise the Modernization Project,
       (vi) statutory liens or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor but only to the extent specifically permitted under the provisions of the appropriate Security Document, (vii) Liens on the Collateral for the benefit of (a) holders of the Senior Secured Notes or (b) holders of Indebtedness arising at any time after retirement of the Senior Secured Notes; provided that the principal amount of such Indebtedness does not exceed the original principal amount of such Senior Secured Notes and the holders of such replacement Indebtedness (acting through a designated representative) enter into a supplement to the Collateral Agency Agreement in substantially the form annexed thereto and the Company and such holders otherwise comply with the applicable provisions thereof, (viii) Liens on the Collateral for the benefit of the holders of the Securities, (ix) easements, restrictions, reservations or rights of others for right-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes and other similar charges or encumbrances not interfering in any material respect with the conduct of the business of the Company or any of its Subsidiaries or to the extent permitted by the provisions of the Mortgage, (x) Liens on Collateral that are subordinated to the security interests created by the Indenture, and (xi) Liens on Collateral securing Indebtedness ranking pari passu with the Securities and the Senior Secured Notes; provided that (a) after giving effect to the incurrence of such Indebtedness, the aggregate outstanding principal amount of (1) such Indebtedness, (2) the Securities and the Senior Secured Notes and (3) any other Indebtedness ranking pari passu with the Securities and the Senior Secured Notes is not greater than the aggregate principal amount of the Indebtedness referred to in (a)(2) and (a)(3) of this clause (xi) as of the date of the First Supplemental Indenture; (b) the weighted average effective interest rate on any such Indebtedness is no greater than the weighted average effective interest rate on any Indebtedness referred to in
       (a)(2) and (a)(3) of this clause (xi); and (c) such Indebtedness does not have a weighted average maturity earlier than the latest maturity date of the Indebtedness referred to in (a)(2) and (a)(3) of this clause
       (xi).

SECTION 2.03  Amendment of Section 4.05.

         Section 4.05 of the Original Indenture is hereby amended to read in its entirety as follows:

         "SECTION 4.05. Limitations on Liens.

         The Company will not, and will not permit any Subsidiary of the Company to, issue, assume, guarantee or suffer to exist any Indebtedness secured by a Lien (other than a Permitted Lien) of or upon any Collateral."

SECTION 2.04  Amendment of Section 4.10.

         Section 4.10 of the Original Indenture is hereby amended to read in its entirety as follows:

         "SECTION 4.10.  Notice of Defaults.

                                                                     EXHIBIT 4.7

         Upon becoming aware of any Default or Event of Default, the Company shall promptly deliver an Officers' Certificate to the Trustee specifying the Default or Event of Default."

SECTION 2.05   Amendment of Section 4.13.

         Section 4.13 of the Original Indenture is hereby amended to read in its entirety as follows:

         "SECTION 4.13.  Reports.

         The Company shall comply with the provisions of TIA Section 314(a)."

SECTION 2.06   Amendment of Section 5.01.

         Section 5.01 of the Original Indenture is hereby amended to read in its entirety as follows:

         "SECTION 5.01. Restriction on Mergers and Consolidations and Sales of Assets.

         The Company shall not consolidate or merge with or into any Person, and the Company will not, and will not permit any of its Subsidiaries to, sell, lease, convey or otherwise dispose of all or substantially all of the Company's consolidated assets (as an entirety or substantially an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution) to, any Person unless, in each such case:

                  (i) the entity formed by or surviving any such consolidation or merger (if other than the Company), or to which sale, lease, conveyance or other disposition shall have been made (the "Surviving Entity"), is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

                  (ii) the Surviving Entity assumes by supplemental indenture all of the obligations of the Company on the Securities and under this Indenture and the Security Documents; and

                  (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing."

SECTION 2.07   Amendment of Section 6.01.

         Section 6.01 of the Original Indenture is hereby amended to read in its entirety as follows:

         "SECTION 6.01.    Events of Default.

         An "Event of Default" occurs if:

         (i) the Company fails to pay interest on any Securities when the same becomes due and payable and such failure continues for a period of 30 days;

         (ii) the Company fails to pay the principal of or premium on any Securities when the same becomes due and payable whether at maturity, upon acceleration, redemption or otherwise;

         (iii) any Guarantee ceases to be in full force and effect or is declared to be null and void and unenforceable or is found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms hereof);

         (iv) the Company or any Guarantor fails to observe or perform any other covenant in this Indenture or in any of the Security Documents for 60 days after notice from the Trustee, the Collateral Agent or the

                                                                     EXHIBIT 4.7


         holders of 25% in principal amount of the Securities outstanding (except in the case of a default with respect to Section 4.15 and Section 5.01, which will constitute Events of Default with such notice but without passage of time);

         (v)      [Intentionally deleted]

         (vi)     [Intentionally deleted]

         (vii)    [Intentionally deleted]

         (viii) any Person, after the occurrence of an event of default under any instrument evidencing Indebtedness secured by Collateral, shall commence judicial proceedings to foreclose any material portion of the Collateral or shall exercise any legal or contractual right to the ownership of any material portion of the Collateral in lieu of foreclosure;

         (ix) the Company or any Guarantor pursuant to or within the meaning of any Bankruptcy Law:

                 (A) commences a voluntary case or proceeding,

                 (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

                 (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                 (D) makes a general assignment for the benefit of its creditors; or

        (x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                 (A) is for relief against the Company or any Guarantor in an involuntary case or proceeding,

                 (B) appoints a Custodian of the Company or any Guarantor or for all or substantially all of its property, or

                 (C) orders the liquidation of the Company or any Guarantor,

        and in each case the order or decree remains unstayed and in effect for 30 days; provided that if the entry of such order or decree is appealed and dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured.

        The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

        The Trustee shall, within 90 days after the occurrence of any Default known to it, give to the holders of Securities notice of such Default; provided that, except in the case of a Default in the payment of principal of or interest on any of the Securities, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders of Securities."

SECTION 2.08     Amendment of Section 9.04.

        Section 9.04 of the Original Indenture is hereby amended to read in its entirety as follows:

                                                                     EXHIBIT 4.7

        "SECTION 9.04. Revocation and Effect of Consents.

        Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, except as provided in the succeeding paragraph, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives written notice of such revocation before the date the amendment, supplement or waiver becomes effective.

        The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke by written notice received by the Trustee any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date, unless the relevant amendment, supplement or waiver to which such consent relates has become effective, in which event such persons who were Holders at such record date shall no longer be entitled to revoke any consent previously given and such consent shall continue to be valid and effective. Notwithstanding anything to the contrary in this Section 9.04, no consent to any amendment, supplement or waiver delivered by a Holder of a Security in connection with the Offer to Purchase and Consent Solicitation of the Company, dated November 13, 1997, and the Solicitation (as defined therein) may be revoked by such Holder.

        After an amendment, supplement or waiver becomes effective, it shall form a part of this Indenture for all purposes and bind every Securityholder, unless it makes a change described in any of clauses (i) through (viii) of Section 9.02. In that case, the amendment, supplement or waiver shall form a part of this Indenture for all purposes and bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security."

SECTION 2.09 Amendment of Section 10.01.

        Section 10.01 of the Original Indenture is hereby amended to read in its entirety as follows:

        "SECTION 10.01. Collateral and Security Documents.

        (a) In order to secure the due and punctual payment of the principal of and interest on the Securities, the Senior Secured Notes and, under certain circumstances, Permitted Replacement Financing when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Securities, the Senior Secured Notes and, under certain circumstances, Permitted Replacement Financing and the performance of all other obligations of the Company and the Guarantors to the Holders or the Trustee under this Indenture and the Securities, the holders of the Senior Secured Notes or the Note Trustee under the Note Indenture and the Senior Secured Notes or, under certain circumstances, the Permitted Additional Lenders under the documents governing the Permitted Replacement Financing, the Company, Acme Steel, Acme Packaging, the Collateral Agent, the Trustee and the Note Trustee have simultaneously with the execution of this Indenture entered into the Collateral Agency Agreement and the Collateral Agent, the Company, Acme Steel and/or Acme Packaging have entered into the other Security Documents to which they are a party pursuant to which the Company, Acme Steel and Acme Packaging have granted to the Collateral Agent for the benefit of the Secured Parties a first priority Lien on and security interest in the Collateral. The Trustee and the Company hereby agree that the Collateral Agent holds the Collateral in trust for the benefit of the Secured Parties pursuant to the terms of the Security Documents.

                                                                     EXHIBIT 4.7


         (b) The Trustee is authorized and directed to enter into the Collateral Agency Agreement and the Collateral Agent is authorized and directed to enter into the Security Documents. In the event that pursuant to clause (vii)(b), (x) or (xi) of the definition of "Permitted Liens" the Company shall elect to grant additional Liens on assets that comprise Collateral, the Trustee and the Collateral Agent are authorized and directed to execute and deliver a supplement or amendment to the Collateral Agency Agreement and any other Security Documents as may be required to give effect to the grant and reflect the priority of the additional Liens, including, without limitation, amendments to the Collateral Agency Agreement relating to the application of Unapplied Cash Proceeds pro rata to the redemption of the Securities, the Senior Secured Notes and other Indebtedness ranking pari passu with respect thereto, and to any other changes to the Indenture effected by the First Supplemental Indenture. In addition, in the event of any Permitted Bank Refinancing (as defined in the Intercreditor Agreement) the Collateral Agent is authorized to execute and deliver a supplement to the Intercreditor Agreement as contemplated therein. Each Securityholder, by accepting a Security, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the provisions of the Security Documents and this Indenture."

SECTION 2.10   Amendment of Section 11.05.

         Section 11.05 of the Original Indenture is hereby amended to read in its entirety as follows:

         "SECTION 11.05.  Guarantors May Consolidate, etc., on Certain Terms.

         (a) Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor, which consolidation, merger, sale or conveyance is otherwise in accordance with the terms of this Indenture and the Security Documents. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Guarantor shall no longer have any force or effect.

         (b) Other than as set forth in Sections 11.03 and 11.05(a) above, each Guarantor will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person unless:
         (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor), or to which sale, lease, conveyance or other disposition shall have been made, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee and under this Indenture and the Security Documents; and (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing."

                                  ARTICLE THREE

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01 Representations and Warranties of the Company and the Guarantors.

         The Company and the Guarantors, jointly and severally, hereby represent and warrant that:

         (a) This First Supplemental Indenture has been duly authorized by each of the Company and the Guarantors, and, when executed and delivered by the Company and the Guarantors and, assuming due authorization, execution and delivery by the Trustee, will be a legal, valid and binding agreement of the Company and the Guarantors (provided that the amendments provided for in Article II hereof shall become operative only in accordance with Section 5.01 hereof), enforceable against the Company and the Guarantors in accordance with its terms, except as (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether in a

                                                                     EXHIBIT 4.7


proceeding in equity or at law) and as may be limited by the discretion of the court before which any proceeding therefor may be brought and (iii) rights to indemnity and contribution may be limited by state or Federal laws relating to securities or by policies underlying such laws; and

         (b) The execution, delivery and performance by the Company and the Guarantors of this First Supplemental Indenture and the consummation of the transactions contemplated hereby will not (1) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, bank loan or credit agreement, lease or other agreement or instrument to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound or to which any of the property or assets of the Company or any of the Guarantors is subject, (2) result in any violation of the provisions of the Certificate of Incorporation or the By-laws, in each case as amended, of the Company or any Guarantor or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Guarantors or any of their properties, (3) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Company or any of the Guarantors, except pursuant to or as contemplated by the terms of the Indenture, or (4) constitute a default under any ordinance, license or permit, except, in the case of the events specified in clauses (1),
(3) and (4) above, for such conflicts, breaches, violations, defaults or Liens which would not have a material adverse effect upon the business, assets, condition (financial or otherwise), results of operations or prospects of the Company and the Guarantors, taken as a whole, or on the ability of the Company and the Guarantors to perform their respective obligations under the Indenture.

SECTION 3.02 Representations of the Trustee.

         The Trustee hereby represents and warrants that it is duly authorized to execute and deliver this First Supplemental Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1, if any, supplied to the Company are true and accurate subject to the qualifications set forth therein.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         This First Supplemental Indenture shall become effective as of the date hereof upon satisfaction of the following conditions precedent (provided that the amendments provided for in Article II hereof shall become operative only in accordance with Section 5.01 hereof):

        (a) The Trustee shall have received a true and complete original, except where stated otherwise, of:

               (i) this First Supplemental Indenture, duly executed and delivered by the Company and the Guarantors;

               (ii) an opinion of Ungaretti & Harris, counsel to the Company, with respect to the due authorization, execution and delivery of this First Supplemental Indenture and such other matters as the Trustee and its counsel shall reasonably require and meeting the requirements of
        Section 9.06 of the Indenture; and

               (iii) such other approvals, consents, opinions or documents as the Trustee or its counsel may reasonably request.

        (b) On the date hereof, each of the Company and the Guarantors shall be in compliance with all the terms and provisions on its respective part to be observed or performed as set forth in the Indenture; any representations and warranties of the Company and the Guarantors or the Trustee set forth in this First Supplemental Indenture shall be true and correct in all material respects on and as of the date hereof; and no Event of Default shall

                                                                     EXHIBIT 4.7



have occurred and be continuing on such date, and no event shall have occurred which, with notice or lapse of time, or both, would constitute an Event of Default under the Indenture.

                                    ARTICLE V

                                  MISCELLANEOUS

SECTION 5.01      Effectiveness and Effect.

       This First Supplemental Indenture, including, without limitation, the amendments provided for in Section 2.08 of Article II hereof, shall take effect on the date hereof; provided, however, that the amendments provided for in
Article II hereof, with the exception of the amendments provided for in Section
2.08 of said Article II, shall become operative only upon, and simultaneously with, the delivery to the Trustee of an Officers' Certificate to the effect that all Securities tendered and accepted for payment by the Company pursuant to the Company's Offer to Purchase and Consent Solicitation Statement, dated November 13, 1997 (as the same may have been amended, extended or otherwise modified) (the "Offer"), have been purchased, and such amendments provided for in Article II hereof, with the exception of the amendments provided for in Section 2.08 of said Article II, shall have no force and effect prior to the operative time specified in this Section. Such operative time shall be prior to the consummation of the Refinancing Transactions (as such term is defined in the Offer). Subject to the foregoing, the provisions set forth in this First Supplemental Indenture shall be deemed to be, and shall be construed as part of, the Indenture. All references to the Indenture in the Indenture or in any other agreement, document or instrument delivered in connection therewith or pursuant thereto shall be deemed to refer to the Original Indenture as amended by this First Supplemental Indenture. Except as amended hereby, the Indenture shall remain in full force and effect.

SECTION 5.02      Concerning the Trustee.

       The recitals contained herein and in the Securities, except with respect to the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Securities.

SECTION 5.03.     Counterparts.

       This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 5.04      Governing Law.

       This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

       IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                                    ACME METALS INCORPORATED


Attest:_________________            By:____________________________
       Name:                           Name:
       Title:                          Title:

                                                                     EXHIBIT 4.7




                                    ACME PACKAGING CORPORATION


Attest:_________________            By:____________________________
       Name:                           Name:
       Title:                          Title:


                                    ACME STEEL COMPANY


Attest:_________________            By:____________________________
       Name:                           Name:
       Title:                          Title:


                                    ACME STEEL COMPANY INTERNATIONAL INC.


Attest:_________________            By:____________________________
       Name:                           Name:
       Title:                          Title:


                                    ALABAMA METALLURGICAL CORPORATION


Attest:_________________            By:____________________________
       Name:                           Name:
       Title:                          Title:


                                    ALPHA TUBE CORPORATION


Attest:_________________            By:____________________________
       Name:                           Name:
       Title:                          Title:


                                    ALTA SLITTING CORPORATION


Attest:_________________            By:____________________________
       Name:                           Name:
       Title:                          Title:

                                                                     EXHIBIT 4.7



                                    UNIVERSAL TOOL AND STAMPING
                                    COMPANY, INC.

Attest:_________________            By:____________________________
       Name:                           Name:
       Title:                          Title:



                                    STATE STREET BANK AND TRUST COMPANY.

Attest:_________________            By:____________________________
       Name:                           Name:
       Title:                          Title: